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                                 PERCLOSE, INC.


EXHIBIT 11.1 STATEMENT RE:  COMPUTATION OF PER SHARE LOSSES


                                                                                              YEAR ENDED MARCH 31,
                                                                                              --------------------
                                                                                   1996              1995(1)               1994
                                                                                   ----              -------               ----
HISTORICAL
Weighted average common shares outstanding . . . . . . . . . . . . . . . .       4,795,295                               1,454,454
Shares related to SAB No. 55, 64 and 83. . . . . . . . . . . . . . . . . .       1,229,297                               2,107,366
                                                                               -----------                             -----------
Number of shares used in computing per share amounts . . . . . . . . . . .       6,024,592                               3,561,820
                                                                               -----------                             -----------
                                                                               -----------                             -----------
Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $(8,084,019)                            $(2,624,226)
                                                                               -----------                             -----------
                                                                               -----------                             -----------
Net loss per share . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $     (1.34)                            $     (0.74)
                                                                               -----------                             -----------
                                                                               -----------                             -----------

PRO FORMA
Weighted average common shares outstanding . . . . . . . . . . . . . . . .       4,795,295           1,476,247
Common equivalent shares attributable to convertible preferred stock . . .       1,828,004           3,133,720
Shares related to SAB No. 55, 64, and 83 . . . . . . . . . . . . . . . . .       1,229,297           2,107,366
                                                                               -----------         -----------

Number of shares used in computing pro forma per share amounts . . . . . .       7,852,596           6,717,333
                                                                               -----------         -----------
                                                                               -----------         -----------
Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $(8,084,019)        $(6,992,858)
                                                                               -----------         -----------
                                                                               -----------         -----------
Pro forma Net loss per share . . . . . . . . . . . . . . . . . . . . . . .     $     (1.03)        $     (1.04)
                                                                               -----------         -----------
                                                                               -----------         -----------
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

(1)  Pro forma Net loss per share is presented for 1995.